UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
February 4, 2013
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Northwest 107th Avenue, Miami, Florida 33172
(Address of principal executive offices) (Zip Code)
(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On February 4, 2013, the Company issued $275 million principal amount of 4.125% Senior Notes due 2018 (the “Five-Year Notes”). On the same date, the Company also issued $175 million principal amount of 4.750% Senior Notes due 2022 that have terms identical with, and have the same CUSIP number as, the $350 million aggregate principal amount of 4.750% Senior Notes due 2022 that the Company issued on October 23, 2012 (the “Additional 4.750% Notes”, and together with the Five-Year Notes, the “Notes”). The Notes are guaranteed by most, but not all, of the Company's subsidiaries, but the guarantee by particular subsidiaries may be suspended or terminated under some circumstances. The Notes were sold to initial purchasers for resale to qualified institutional investors under SEC Rule 144A or to non-U.S. persons under SEC Regulation S.
Interest on the Five-Year Notes will be paid on March 15 and September 15 of each year, beginning with September 15, 2013. The Five-Year Notes will mature on December 1, 2018. The Five-Year Notes will be redeemable by the Company at any time for the present value of the remaining payments of interest and principal, discounted at the interest rate on the most nearly comparable Treasury securities plus 50 basis points (but not less than 100% of their principal amount), except that if the redemption is within 60 days before the maturity date of the Five-Year Notes, the redemption price will be 100% of the principal amount of the Five-Year Notes. In either case, the redemption price will be accompanied by accrued but unpaid interest to the redemption date.
Interest on the Additional Notes will be paid on May 15 and November 15 of each year. The Additional Notes will mature on November 15, 2022. The Additional Notes will be redeemable by the Company at any time for the present value of the remaining payments of interest and principal, discounted at the interest rate on the most nearly comparable Treasury securities plus 50 basis points (but not less than 100% of their principal amount), except that if the redemption is within 90 days before the maturity date of the Additional Notes, the redemption price will be 100% of the principal amount of the Additional Notes. In either case, the redemption price will be accompanied by accrued but unpaid interest to the redemption date.
The sale of the Notes was not registered under the Securities Act of 1933, as amended, but the Company has agreed to file registration statements under the Securities Act registering offers to exchange Five-Year Notes and Additional Notes that have been registered under the Securities Act for the initially issued Five-Year Notes and Additional Notes.
The Notes were delivered and paid for on February 4, 2013. The payment for the Additional Notes included accrued interest since November 15, 2012, the last previous interest payment date for the Additional Notes. The net proceeds of the sale of the Notes will be used for working capital and for general corporate purposes, which may include repayments or repurchases of outstanding senior notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2013	Lennar Corporation

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer

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